EXHIBIT 99.1

SMG INDIUM RESOURCES, LTD.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The board of directors (the “Board”) of SMG Indium Resources, Ltd. (the “Company”) hereby establishes the Audit Committee of the Board with the following purpose, authority, powers, duties and responsibilities.

Purpose

The purpose of the Audit Committee is to represent and assist the Board in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions.  Management of the Company is responsible for (1) the preparation, presentation and integrity of the Company’s financial statements; (2) accounting and financial reporting principles; and (3) the Company’s internal controls and procedures designed to promote compliance with applicable accounting standards and applicable laws, rules and regulations.  The Company’s independent registered accounting firm (the “Auditor”) is responsible for performing an independent audit of the consolidated financial statements in accordance with applicable accounting standards for companies similar to the Company, including the standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the Auditor, nor can the Audit Committee certify that the Auditor is “independent” under applicable rules.  The Audit Committee serves a Board level oversight role where it oversees the relationship with the Auditor, as set forth in this charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the Auditor, taking into account the information it receives, discussions with the Auditor, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Membership and Structure

The Audit Committee shall initially be comprised of at least three directors determined by the Board to meet the director and audit committee member independence requirements and financial literacy requirements of the American Stock Exchange, Inc. (“Amex”).  At least one member of the Audit Committee must be financially sophisticated, as determined by the Board, and no Audit Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years, each as required by Amex listing standards.  Appointment to the Audit Committee and the designation of any Audit Committee members as “audit committee financial experts” shall be made on an annual basis by the full Board.

Meetings of the Audit Committee shall be held at such times and places as the Audit Committee shall determine, including by teleconference, videoconference or other electronic interface where all Audit Committee members can hear one another, or by written consent.  When necessary, the Audit Committee shall meet in executive session outside of the presence of any senior officer of the Company. The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board. In fulfilling its responsibilities the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law, rule or regulation.

Responsibilities

The Audit Committee shall:

•	be directly responsible for the appointment, replacement, compensation, and oversight of the work of the Auditor. Such Auditor shall report directly to the Audit Committee.

•
obtain and review annually a report by the Auditor describing the Company’s internal accounting and quality-control procedures (as and when applicable to the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”)).

•
review and discuss with the Auditor the written statement from the independent auditor concerning any relationship between the Auditor and the Company or any other relationships that may adversely affect the independence of the Auditor, and, based on such review, assesses the independence of the Auditor.

•
establish policies and procedures for the review and pre-approval by the Audit Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the Auditor.

•
review and discuss with the Auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the Auditor’s procedures with respect to interim periods.

•
review and discuss reports from the Auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within U.S. generally accepted accounting principles (“GAAP”) or other applicable accounting standards related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the Auditor, and (c) other material written communications between the Auditor and Company management.

•
review and discuss with the Auditor the Auditor’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such further matters as the Auditors present the Audit Committee under GAAP or other applicable accounting standards.

•
review and discuss with the Company’s officers and the Auditor any earnings press releases (should the Company elect or be required to issue the same), including the interim financial information and other disclosures included therein, reviews the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K (for 20-F, as the case may be) for the year.

•
review and discuss with the Company’s officers and the Auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between the Company’s officers and the Auditor.

•	review and discuss with the Company’s officers the Company’s major financial risk exposures and the steps the Company’s officers have taken to monitor and control such exposures.

•	review, pass on the fairness of, and approves “related-party transactions” as required by and in conformance with the rules and regulations or Amex or the SEC.

•
review and discuss with the Auditor and the Company’s officers (and, as applicable, review and recommend appropriate action regarding any material issues raised regarding): (a) the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the Auditor or Company management; and (b) the adequacy and effectiveness of the Company’s disclosures controls and procedures, and management reports or certifications thereon.

•	review the use of auditors or accounting professionals other than the Auditor.

•	review matters related to the corporate compliance activities of the Company.

•
establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	establish policies for the hiring of employees and former employees of the Auditor.

•	prepare any report of the Audit Committee that may be required by the rules of the SEC to be included in the Company’s annual proxy statement.

•
when appropriate, designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

•	will meet, at a minimum, quarterly.

Advisors

The Audit Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties.  The Audit Committee shall have sole authority to approve related fees and retention terms of such advisors.